                                DIGITALNET, INC.

                    OFFER TO EXCHANGE ALL OF ITS OUTSTANDING
                            9% SENIOR NOTES DUE 2010
                                      FOR
                            9% SENIOR NOTES DUE 2010
                  REGISTERED UNDER THE SECURITIES ACT OF 1933

                 PURSUANT TO THE PROSPECTUS DATED        , 2003

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
    NEW YORK CITY TIME ON       , 2003 UNLESS EXTENDED (SUCH DATE AND TIME,
        AS SO EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN
                         PRIOR TO THE EXPIRATION DATE.

TO OUR CLIENTS:

    Enclosed for your consideration is a prospectus dated,       2003 and the
related letter of transmittal and instructions thereto in connection with the offer (the "Exchange Offer") of DigitalNet, Inc., a Delaware corporation (the "Issuer"), DigitalNet Holdings, Inc., a Delaware corporation ("Holdings"), and certain subsidiaries of the Issuer (collectively, together with Holdings, the "Guarantors"), to exchange an aggregate principal amount of up to $125,000,000 of the Issuer's 9% Senior Notes due 2010, together with the guarantees thereof by the Guarantors, which have been registered under the Securities Act of 1933, as amended, (the "New Notes"), for a like principal amount of the Issuer's outstanding 9% Senior Notes due 2010, together with the guarantees thereof by the Guarantors, (the "Old Notes"), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the prospectus. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the prospectus or the letter of transmittal, as the case may be.

    WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender any or all such Old Notes held by us for your account pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR OLD NOTES.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON       , 2003, UNLESS EXTENDED. Old Notes tendered pursuant
to the Exchange Offer may be withdrawn only under the circumstances described in the prospectus and the letter of transmittal.

    Your attention is directed to the following:

        1.  The Exchange Offer is for any and all Old Notes.

        2. Consummation of the Exchange Offer is conditioned upon the terms and conditions set forth in the prospectus under "The Exchange Offer."

        3. Tendering holders may withdraw their tender at any time prior to the Expiration Date.

        4. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to the Issuer will be paid by the Issuer, except as provided in the prospectus and the instructions to the letter of transmittal.

        5. The Exchange Offer is not being made to, nor will the surrender of Old Notes for exchange be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the Exchange Offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        6. The acceptance for exchange of Old Notes validly tendered and not withdrawn will be effected as soon as practicable after the Expiration Date and the issuance of New Notes will be made as promptly as practicable thereafter.

        7. The Issuer and the Guarantors expressly reserve the right, in their reasonable discretion and in accordance with applicable law, (i) to extend the Expiration Date, (ii) to delay the acceptance of any Old Notes,
    (iii) to terminate the Exchange Offer and not accept any Old Notes for exchange if the Issuer and the Guarantors determine that any of the conditions to the Exchange Offer, as set forth in the prospectus, have not occurred or have not been satisfied and (iv) to amend the terms of the Exchange Offer in any manner. In the event of any extension, delay, non-acceptance, termination or amendment, the Issuer and the Guarantors will as promptly as practicable give oral or written notice of the action to the exchange agent and make a public announcement of such action. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        8. Consummation of the Exchange Offer may have adverse consequences to non-tendering Old Note holders, including that the reduced amount of outstanding Old Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Old Notes.

    If you wish to have us tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

                      INSTRUCTION FORM WITH RESPECT TO THE

                                DIGITALNET, INC.

                    OFFER TO EXCHANGE ALL OF ITS OUTSTANDING
                            9% SENIOR NOTES DUE 2010

                                      FOR

                            9% SENIOR NOTES DUE 2010
                  REGISTERED UNDER THE SECURITIES ACT OF 1933

                 PURSUANT TO THE PROSPECTUS DATED        , 2003

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF THE ISSUER AND THE GUARANTORS WITH RESPECT TO THE OLD NOTES.

    THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

/ / Please tender the Old Notes held by you for my account, as indicated below.

/ / Please do not tender any Old Notes held by you for my account.

Date  -------------------------------------, 2003            ------------------------------------------
                                                                            Signature(s)

Principal Amount of Old Notes to be Tendered:

             -------------------------------------*          -------------------------------------------
   $       (must be in the principal amount of $1,000                 Please Print Name(s) Here
                or an integral multiple thereof)

                                                             -------------------------------------------

                                                             -------------------------------------------
                                                                    Please Type or Print Address

                                                             -------------------------------------------
                                                                   Area Code and Telephone Number

                                                             -------------------------------------------
                                                             Taxpayer Identification or Social Security
                                                                               Number

                                                             -------------------------------------------
                                                                     My Account Number with You

------------------------

* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNERS(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).